Exhibit 10.2

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT
This Amendment Number Five to Credit Agreement (this “Amendment”) is entered into as of November 7, 2016, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and CALLIDUS SOFTWARE, INC., a Delaware corporation (“Borrower”), on the other hand, in light of the following:
A.Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of May 13, 2014 (as amended and modified, from time to time, the “Credit Agreement”).
B.Borrower intends to acquire Datahug Limited, a company organized under the laws of Ireland ("Datahug", and such acquisition the “Datahug Acquisition").
C.Borrower, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions herein.
NOW, THEREFORE, the parties hereby amend and supplement the Credit Agreement as follows:
1.DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.
2.    AMENDMENTS.
2.1    The definition of “Immaterial Subsidiary” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read as follows:
“Immaterial Subsidiary” means (I) (a) Clicktools, (b) Datahug, and (II) at any time, each Subsidiary of Borrower which is designated in a written notice by Borrower to Agent as an “Immaterial Subsidiary,” (a) for which revenue for the most recently ended fiscal quarter is less than 3% of the aggregate revenue for Borrower and its Subsidiaries for such fiscal quarter, (b) for which revenue for the most recently ended fiscal quarter (when aggregated with revenue for all other Immaterial Subsidiaries for such fiscal quarter) is less than 5% of the aggregate revenue for Borrower and its Subsidiaries for such fiscal quarter, (c) for which the fair market value or net book value of the consolidated assets as of the last day of the most recently ended fiscal quarter is less than 3% of the fair market value or net book value of the consolidated assets of Borrower and its Subsidiaries as of such date, (d) for which the fair market value or net book value of the consolidated assets as of the last day of the most recently ended fiscal quarter (when aggregated with the fair market value or net book value of the consolidated assets for all other Immaterial Subsidiaries) is less than 5% of the fair market value or net book value of the consolidated assets of Borrower and its Subsidiaries as of such date, and (e) that does not conduct operations material to the business of the Loan Parties, and (f) that does not own any intellectual property used in the business of the Loan Parties. As of the Closing Date, the Immaterial Subsidiaries are as set forth on Schedule I-1.

2.2    The definition of “Permitted Acquisition” in Schedule 1.1 to the Credit Agreement is hereby amended by revising paragraph (j) thereof to read as follows:
(j) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed, in the aggregate, $50,000,000 plus the amount of Equity/Sub-Debt Contributions; provided, that the purchase consideration payable in respect of any single Acquisition or series of related Acquisitions shall not exceed, in the aggregate, $15,000,000 plus the amount of Equity/Sub-Debt Contributions.
2.3     The following definition is hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order:
“Datahug” means Datahug Limited, a company organized under the laws of Ireland.
3.    CONSENT TO ACQUISITION. The consummation of the Datahug Acquisition would violate certain of the terms and provisions of the Loan Documents, including, without limitation, Sections 6.3(a) and 6.9 of the Credit Agreement. Borrower has requested that the Lender Group consent to the Datahug Acquisition, and the Lender Group as of the effective date of this Amendment consents to such Datahug Acquisition so long as at the time of the consummation of the Datahug Acquisition, and giving effect thereto: (i) no Default or Event of Default exists and (ii) Borrower has Availability plus Qualified Cash in an amount equal to or greater than $15,000,000. The foregoing consent shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle Borrower to any other consent or waiver in any similar or other circumstances. The foregoing consent shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Credit Agreement or any documents related thereto, or (b) prejudice any right or remedy which the Lender Group may now have or may have in the future under or in connection with the Credit Agreement or any documents related thereto.
4.    REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Agent, for the benefit of the Lender Group, that, giving effect to this Amendment, all of its representations and warranties set forth in the Agreement are true, complete and accurate in all material respects as of the date hereof (except those which specifically relate to an earlier date).
5.    NO DEFAULTS. Borrower hereby affirms to the Lender Group that, giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.
6.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned on receipt by Agent of a copy of this Amendment duly executed by Borrower, Lenders and Agent.
7.    [Reserved].
8.    COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of their counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other reasonable fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of the conditions set forth in Section 6 hereof. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
10.    FURTHER ASSURANCES. Borrower shall execute and deliver all agreements, documents and instruments, in form and substance reasonably satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.
11.    EFFECT ON LOAN DOCUMENTS.
11.1    The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The consents, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by any Loan Party remains in the sole and absolute discretion of the Agent and the Lenders.
11.2    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
11.3    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
11.4    This Amendment is a Loan Document.

11.5    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
11.6    Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against Agent, any member of the Lender Group, the Bank Product Providers or any Loan Party, whether under any rule of construction or otherwise. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
11.7    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
11.8    Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
12.    RELEASE.
12.1    In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives (Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
12.2    It is the intention of Borrower that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each of Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.
12.3    Borrower, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
12.4    Borrower, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
13.    COVENANT NOT TO SUE. Borrower, on behalf of itself, each Releasor and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower, pursuant to Section 12.1 above. If Borrower, or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
14.    ENTIRE AGREEMENT. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
15.    REAFFIRMATION OF OBLIGATIONS. Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, the Bank Product Providers, and each other member of the Lender Group under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, on behalf and for the benefit of the Lender Group and the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).
16.    RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby. All Obligations owing by Borrower are unconditionally owing by Borrower to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.
17.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
18.    SEVERABILITY. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BORROWER:	CALLIDUS SOFTWARE, INC., a Delaware corporation By: /s/ Roxanne Oulman Name: Roxanne Oulman Title: SVP of Finance

Amendment Number Five to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: /s/ Akiko Farnsworth Name: Akiko Farnsworth Title: Vice President

Amendment Number Five to Credit Agreement